UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2023

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

The contents of Item 5.02 of this Current Report on Form 8-K with respect to the Consulting Agreement (as defined below) are hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Ms. Kathleen P. Bloch retired from her role as Chief Financial Officer of CytoSorbents Corporation (the “Company”), effective as of March 31, 2023. In connection with Ms. Bloch’s retirement, the Company and Ms. Bloch entered into a Consulting Agreement, dated as of March 31, 2023 (the “Consulting Agreement”), pursuant to which Ms. Bloch will serve as a consultant to the Company and as the Company’s Interim Chief Financial Officer.

In accordance with the terms of the Consulting Agreement, Ms. Bloch will continue to provide services to the Company which are customary in scope to those typically provided by a public company Chief Financial Officer. Unless terminated earlier by Ms. Bloch or by the Company upon fourteen days written notice, the Consulting Agreement will remain in effect until December 31, 2025 and thereafter as mutually agreed between the Company and Ms. Bloch (the “Term”).

During the Term, Ms. Bloch is anticipated to provide approximately 20 hours of service to the Company per week and will be compensated at an hourly rate of $335 per hour. In connection with entering into the Consulting Agreement, Ms. Bloch was also awarded 20,000 stock options with an exercise price of $3.37 per share, the closing share price of the Company’s common stock on March 31, 2023. Ms. Bloch's outstanding equity awards will continue to vest as scheduled during the Term and Ms. Bloch will be entitled to customary reimbursement for out-of-pocket expenses incurred in connection with her services under the Consulting Agreement.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Consulting Agreement, dated March 31, 2023, by and between the Company and Ms. Kathleen P. Bloch.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Portions of this exhibit identified by [***] have been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2023	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer